Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Monday, October 23, 2006		Director, Investor Relations
408 540-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
408 540-3931

Netflix Announces Q3 2006 Financial Results

Subscribers – 5.7 million, up 58 percent year-over-year

Revenue – $256 million, up 48 percent year-over-year

GAAP Net Income – $12.8 million, up 84 percent year-over-year

LOS GATOS, Calif., October 23, 2006 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the third quarter ended September 30, 2006.

“In the third quarter, strong results in our key metrics – subscriber growth, revenue, net income, gross margin and churn – extended our record of outstanding financial and operational performance and, more importantly, demonstrated the power of our business model to deliver exceptional results,” said Reed Hastings, Netflix co-founder and chief executive officer. “We combine a great customer experience with low operating costs. That’s a powerful formula for success.”

Third-Quarter 2006 Financial Highlights

Revenue1 for the third quarter of 2006 was $256.0 million, representing 48 percent year-over-year growth from $172.7 million for the third quarter of 2005, and 7 percent sequential growth from $239.4 million for the second quarter of 2006.

GAAP net income for the third quarter of 2006 was $12.8 million, or $0.18 per diluted share, compared to GAAP net income of $6.9 million, or $0.11 per diluted share, for the third quarter of 2005 and GAAP net income of $17.0 million, or $0.25 per diluted share, for the second quarter of 2006. GAAP net income grew 84% on a year-over-year basis and declined 25% on a quarter-over-quarter basis for the third quarter of 2006.

Non-GAAP net income was $14.6 million, or $0.21 per diluted share, for the third quarter of 2006, compared to non-GAAP net income of $10.2 million, or $0.16 per diluted share, for the third quarter of 2005 and non-GAAP net income of $18.9 million, or $0.27 per diluted share, for the second quarter of 2006. Non-GAAP net income grew 43% on a year-over-year basis and declined 23% on a quarter-over quarter-basis for the third quarter of 2006.

[1]	The Company had previously recorded proceeds from sales of previously viewed DVDs and the related cost of DVDs sales as Sales revenue and Cost of sales revenue, respectively. The Company now records the net gain on sales of DVDs as a separate line item on the income statement.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Gross margin2 for the third quarter of 2006 was 38.0 percent, compared to 33.1 percent for the third quarter of 2005 and 37.1 percent for the second quarter of 2006.

Stock-based compensation. In accordance with SEC Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line item on our income statement. Stock-based compensation is now presented in the same lines as cash compensation paid to the same individuals. Stock-based compensation recognized in prior periods has been reclassified to conform with the presentation in the current period. In the third quarter, the charge related to stock-based compensation was $3.2 million, compared to $3.3 million in the third quarter of 2005 and compared to $3.1 million in the second quarter of 2006.

Free cash flow3 for the third quarter of 2006 was $22.3 million, compared to $7.0 million in the third quarter of 2005 and $5.5 million for the second quarter of 2006.

Cash provided by operating activities for the third quarter of 2006 was $75.3 million, compared to $33.3 million for the third quarter of 2005 and $46.3 million for the second quarter of 2006.

Subscriber acquisition cost4 for the third quarter of 2006 was $45.32 per gross subscriber addition, compared to $36.33 for the same period of 2005 and $43.95 for the second quarter of 2006.

Churn5 for the third quarter of 2006 was 4.2 percent, compared to 4.3 percent for the third quarter of 2005 and 4.3 percent for the second quarter of 2006. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Subscribers. Netflix ended the third quarter of 2006 with approximately 5,662,000 total subscribers, representing 58 percent year-over-year growth from 3,592,000 total subscribers at the end of the third quarter of 2005 and 10 percent sequential growth from 5,169,000 subscribers at the end of the second quarter of 2006.

Net subscriber additions in the quarter were 493,000, compared to 396,000 for the same period of 2005 and 303,000 for the second quarter of 2006.

During the quarter Netflix acquired 1,310,000 gross subscriber additions, representing 42 percent year-over-year growth from 921,000 gross subscriber additions in the third quarter of 2005 and 22 percent quarter-over-quarter growth from 1,070,000 gross subscriber additions in the second quarter of 2006.

Of the 5,662,000 total subscribers at quarter end, 97 percent, or 5,489,000, were paid subscribers. The other 3 percent, or 173,000, were free subscribers. Paid subscribers represented 95 percent of total subscribers at the end of the third quarter of 2005 and 97 percent of total subscribers at the end of the second quarter of 2006.

[2]	Gross margin is defined as revenue less cost of subscription and fulfillment expense. The Company had previously recorded fulfillment expense as an operating expense.
[3]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.
[4]	Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Statement of Operations divided by total gross subscriber additions during the quarter.
[5]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

Business Outlook

The Company’s performance expectations for the fourth quarter of 2006 and full-year 2006 and 2007 are as follows:

Fourth-Quarter 2006

•	Ending subscribers of at least 6.3 million

•	Revenue of $273 million to $278 million, up from $267 million to $272 million

•	GAAP net income of $7.5 million to $13.5 million, up from $3.8 million to $8.8 million

Full-Year 2006

•	Ending subscribers of at least 6.3 million

•	Revenue of $992.4 million to $997.4 million, up from at least $980 million

•	GAAP net income of $41.7 million to $47.7 million, up from $30 million to $35 million

Full-Year 2007

•	GAAP net income of $55 million to $60 million, or $0.76 to $0.83 per diluted share

Float and Trading Plans

The Company estimates the public float at approximately 55,230,571 shares as of September 30, 2006, up 1 percent from 54,880,404 shares as of June 30, 2006, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from approximately 6:00 p.m. Pacific Time on October 23, 2006 through October 28, 2006. To listen to a replay, call (719) 457-0820, access code 4010317.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting, and, where specified, excludes the benefit of the realized tax assets. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than five million subscribers access to over 65,000 DVD titles. The company offers a variety of subscription plans, starting at $5.99 a month. There are no due dates, no late fees and no shipping fees. DVDs are delivered for free by the USPS from regional shipping centers located throughout the United States. Netflix can reach more than 90 percent of its subscribers with generally one business-day delivery. Netflix offers personalized movie recommendations to its members and has more than one billion movie ratings. Netflix also allows members to share and recommend movies to one another through its FriendsSM feature. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue and GAAP net income for the fourth quarter of 2006 as well as subscriber growth, revenue and GAAP net income for the full-year 2006 and GAAP net income and earnings per share for the full-year 2007. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular, managing our subscriber acquisition cost as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing, availability and effectiveness related to our advertising; fluctuations in consumer usage of our service, customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2005	June 30, 2006	September 30, 2006	September 30, 2005	September 30, 2006
Revenues	$172,740	$239,351	$255,950	$489,213	$719,427
Cost of revenues:
Subscription	97,878	128,605	135,210	291,821	390,035
Fulfillment expenses*	17,771	21,974	23,583	52,798	67,602

Total cost of revenues	115,649	150,579	158,793	344,619	457,637

Gross profit	57,091	88,772	97,157	144,594	261,790
Operating expenses:
Technology and development *	8,955	12,043	11,929	26,169	35,178
Marketing *	33,463	47,031	59,367	96,971	159,366
General and administrative *	9,541	6,773	9,948	22,462	25,013
Gain on disposal of DVDs	(388)	(964)	(1,142)	(1,199)	(3,493)

Total operating expenses	51,571	64,883	80,102	144,403	216,064

Operating income	5,520	23,889	17,055	191	45,726
Other income (expense):
Interest and other income	1,491	3,701	4,687	3,788	10,840
Interest and other expense	(13)	—	—	(54)	—

Income before income taxes	6,998	27,590	21,742	3,925	56,566
Provision for income taxes	52	10,553	8,961	109	22,344

Net income	$6,946	$17,037	$12,781	$3,816	$34,222

Net income per share:
Basic	$.13	$.29	$.19	$.07	$.56
Diluted	$.11	$.25	$.18	$.06	$.50
Weighted average common shares outstanding:
Basic	53,693	58,383	68,081	53,237	60,606
Diluted	66,012	69,175	70,345	64,928	68,626

Amortization of stock-based compensation included in expense line items:
Fulfillment	$227	$223	$213	$1,000	$696
Technology and development	949	867	884	3,495	2,716
Marketing	596	529	540	1,963	1,623
General and administrative	1,521	1,468	1,532	4,537	4,531

	$3,293	$3,087	$3,169	$10,995	$9,566

Reconciliation of Non-GAAP Financial Measures Non-GAAP net income reconciliation:
Net income	$6,946	$17,037	$12,781	$3,816	$34,222
Add back:
Stock-based compensation	3,293	3,087	3,169	10,995	9,566
Income tax effect of stock-based compensation	—	(1,179)	(1,306)	—	(3,779)

Non-GAAP net income	$10,239	$18,945	$14,644	$14,811	$40,009

Non-GAAP net income per share:
Basic	$.19	$.32	$.22	$.28	$.66
Diluted	$.16	$.27	$.21	$.23	$.58
Weighted average common shares outstanding:
Basic	53,693	58,383	68,081	53,237	60,606
Diluted	66,012	69,175	70,345	64,928	68,626

*	Stock-based compensation recognized in the three and nine months ended September 30, 2005 has been reclassed to this expense line to conform with the current period presentation.

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2005	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$212,256	$368,741
Prepaid expenses	7,848	5,243
Prepaid revenue sharing expenses	5,252	6,932
Deferred tax assets	13,666	4,654
Other current assets	4,669	9,524

Total current assets	243,691	395,094
DVD library, net	57,032	92,013
Intangible assets, net	457	994
Property and equipment, net	40,213	43,164
Deposits	1,249	1,139
Deferred tax assets	21,239	16,752
Other assets	800	1,438

Total assets	$364,681	$550,594

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63,491	$81,968
Accrued expenses	25,563	30,639
Deferred revenue	48,533	49,875

Total current liabilities	137,587	162,482
Deferred rent	842	1,109

Total liabilities	138,429	163,591
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2005 and September 30, 2006; 54,755,731 and 68,154,177 issued and outstanding at December 31, 2005 and September 30, 2006, respectively	55	68
Additional paid-in capital	315,868	442,384
Accumulated deficit	(89,671)	(55,449)

Total stockholders’ equity	226,252	387,003

Total liabilities and stockholders’ equity	$364,681	$550,594

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2005	June 30, 2006	September 30, 2006	September 30, 2005	September 30, 2006
Cash flows from operating activities:
Net income (loss)	$6,946	$17,037	$12,781	$3,816	$34,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	2,424	3,854	4,066	6,518	11,529
Amortization of DVD library	24,477	31,910	36,253	72,035	95,444
Amortization of intangible assets	139	11	25	973	48
Stock-based compensation expense	3,293	3,087	3,169	10,995	9,566
Excess tax benefits from stock-based compensation	—	(2,952)	(3,923)	—	(7,565)
Loss on disposal of property and equipment	—	—	—	—	(23)
Gain on disposal of DVDs	(819)	(2,029)	(2,241)	(2,156)	(6,319)
Noncash interest expense	—	—	—	11	—
Deferred taxes	—	7,315	4,126	—	13,499
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	1,401	(6,091)	(143)	2,853	(3,930)
Accounts payable	(12,260)	(7,211)	11,183	(5,824)	18,477
Accrued expenses	6,702	153	9,049	7,273	12,641
Deferred revenue	903	1,104	846	2,464	1,342
Deferred rent	90	119	78	275	267

Net cash provided by operating activities	33,296	46,307	75,269	99,233	179,198

Cash flows from investing activities:
Purchases of property and equipment	(5,429)	(5,373)	(5,623)	(18,205)	(14,480)
Acquisition of intangible asset	(481)	(585)	—	(481)	(585)
Acquisitions of DVD library	(21,939)	(37,669)	(50,670)	(84,197)	(133,015)
Proceeds from sale of DVDs	1,577	2,753	3,675	3,741	8,909
Proceeds from disposal of property and equipment	—	—	—	—	23
Deposits and other assets	(10)	74	(311)	(165)	(528)

Net cash used in investing activities	(26,282)	(40,800)	(52,929)	(99,307)	(139,676)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,900	105,478	776	7,578	109,398
Principal payments on notes payable and capital lease obligations	—	—	—	(79)	—
Excess tax benefits from stock-based compensation	—	2,952	3,923	—	7,565

Net cash provided by financing activities	3,900	108,430	4,699	7,499	116,963

Net increase (decrease) in cash and cash equivalents	10,914	113,937	27,039	7,425	156,485
Cash and cash equivalents, beginning of period	170,972	227,765	341,702	174,461	212,256

Cash and cash equivalents, end of period	$181,886	$341,702	$368,741	$181,886	$368,741

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$33,296	$46,307	$75,269	$99,233	$179,198
Purchases of property and equipment	(5,429)	(5,373)	(5,623)	(18,205)	(14,480)
Acquisition of intangible asset	(481)	(585)	—	(481)	(585)
Acquisitions of DVD library	(21,939)	(37,669)	(50,670)	(84,197)	(133,015)
Proceeds from sale of DVDs	1,577	2,753	3,675	3,741	8,909
Proceeds from disposal of property and equipment	—	—	—	—	23
Deposits and other assets	(10)	74	(311)	(165)	(528)

Non-GAAP free cash flow	$7,014	$5,507	$22,340	$(74)	$39,522

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended			As of / Nine Months Ended
	September 30, 2005	June 30, 2006	September 30, 2006	September 30, 2005	September 30, 2006
Subscriber information:
Subscribers: beginning of period	3,196	4,866	5,169	2,610	4,179
Gross subscribers additions: during period	921	1,070	1,310	2,573	3,757
Gross subscriber additions year-to-year change	56.1%	51.3%	42.2%	33.1%	46.0%
Gross subscriber additions quarter-to-quarter sequential change	30.3%	(22.3)%	22.4%	—	—
Less subscriber cancellations : during period	(525)	(767)	(817)	(1,591)	(2,274)
Subscribers: end of period	3,592	5,169	5,662	3,592	5,662
Subscribers year-to-year change	61.1%	61.7%	57.6%	61.1%	57.6%
Subscribers quarter-to-quarter sequential change	12.4%	6.2%	9.5%	—	—
Free subscribers: end of period	169	152	173	169	173
Free subscribers as percentage of ending subscribers	4.7%	2.9%	3.1%	4.7%	3.1%
Paid subscribers: end of period	3,423	5,017	5,489	3,423	5,489
Paid subscribers year-to-year change	60.3%	61.4%	60.4%	60.3%	60.4%
Paid subscribers quarter-to-quarter sequential change	10.1%	6.0%	9.4%	—	—
Churn	4.3%	4.3%	4.2%	—	—
Subscriber acquisition cost	$36.33	$43.95	$45.32	$37.69	$42.42
Margins:
Gross margin	33.1%	37.1%	38.0%	29.6%	36.4%
Operating margin	3.2%	10.0%	6.7%	0.1%	6.4%
Net margin	4.0%	7.1%	5.0%	0.8%	4.8%
Expenses as percentage of revenues:
Technology and development	5.2%	5.0%	4.7%	5.3%	4.9%
Marketing	19.4%	19.6%	23.2%	19.8%	22.2%
General and administrative	5.5%	2.8%	3.9%	4.6%	3.5%
Gain on disposal of DVDs	(0.2)%	(0.3)%	(0.5)%	(0.2)%	(0.6)%

Total operating expenses	29.9%	27.1%	31.3%	29.5%	30.0%
Year-to-year change:
Total revenues	23.0%	45.9%	48.2%	35.9%	47.1%
Fulfillment	15.9%	22.8%	32.7%	27.3%	28.0%
Technology and development	12.0%	39.3%	33.2%	18.0%	34.4%
Marketing	45.2%	74.5%	77.4%	35.9%	64.3%
General and administrative	80.8%	8.7%	4.3%	53.3%	11.4%
Gain on disposal of DVDs	(48.9)%	731.0%	194.3%	(22.6)%	191.3%
Total operating expenses	45.0%	55.5%	55.3%	35.4%	49.6%